1000 Fifth Street

84 Saint Dunstans Rd.

Suite 200 – P2                                                                                                                                  Asheville, NC 28803

Miami Beach, FL 33139

Phone: 786.273.9152    www.eilerslawgroup.com

April 7, 2016

J. Scott Sitra

Blue Water Bar & Grill, Inc.

Lake Side Drive #5 Indigo Bay

Cole Bay, St. Maarten, Dutch West Indies

RE: Blue Water Bar & Grill, Inc. Registration Statement on Form S-1

Mr. Sitra:

I have been retained by Blue Water Bar & Grill, Inc. a Colorado corporation (the "Company"), in connection with the Registration Statement (the "Registration Statement"), on Form S-1to be filed by the Company with the U.S. Securities and Exchange Commission relating to the offering of 17,334,500 shares of the common capital stock of the Company, par value $0.001 to be sold in part upon subscription to the underlying  prospectus and by 11 shareholder listed in the Registration Statement.  You have requested that I render my opinion as to whether or not the securities issued and addressed in the Registration Statement, when sold in the manner referred to in the Registration Statement, will be legally issued, fully paid, and non-assessable. In connection with the request, I have examined the following:

1.

Certificate of Incorporation of Blue Water Bar & Grill, Inc.

2.

Certificates of Amendment to the Certificate of Incorporation of Blue Water Bar & Grill, Inc.

3.

The Bylaws of Blue Water Bar & Grill, Inc.;

4.

A current shareholder listed for Blue Water Bar & Grill, Inc.;

5.

The Registration Statement;

6.

Consent of the independent auditor, M&K CPAs, PLLC, to the inclusion of their report included in the Registration Statement;

7.

All consulting and/or subscription agreements and corresponding proofs of payment as they relate to the issuance of shares to the 11 selling shareholders identified in the Registration Statement; and

8.

Unanimous consent resolutions of the Company's Boards of Directors, as they relate to private placements, issuances, and the Registration Statement;

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof, and I have made no independent verification of the factual matters as set forth in such documents or certificates. In addition, I have made such other examinations of law and fact as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based on the above examination, I am of the opinion that the issuance  3,500,000 shares, upon the Registration Statement being deemed effective, shall be validly issued, fully paid and non-assessable under the corporate laws of the state of Colorado and the Bylaws of the Company when sold in a manner referred to in the Registration Statement.  Additionally, I am of the opinion that 13,834,500 shares being offered by the 11 identified shareholders are validly issued, fully paid and non-assessable under the corporate laws of the state of Colorado and the Bylaws of the Company.  Further, I am of the opinion that Blue Water Bar & Grill, Inc. has currently 108,009,530 shares validly issued, fully paid and non-assessable.

This opinion is based on Colorado general corporate law, including statutory provisions, applicable provisions of the state Nevada constitution and reported judicial decisions interpreting those laws.  I express no opinion, and none should be inferred, as to any other laws, including, without limitation, laws of any other state.

The opinions set forth herein are subject to the following qualifications: (a) I have made no independent verification of the factual matters as set forth in the documents or certificates reviewed, and (b) the opinions set forth herein are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement.

Sincerely,

/s/ William Robinson Eilers______

William Robinson Eilers, Esq.